UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2014

Nielsen N.V.

The Nielsen Company B.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-35042 333-142546-29	98-0662038 98-0366864
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004 (646) 654-5000	Diemerhof 2 1112 XL Diemen The Netherlands +31 20 398 8777

(Address of principal executive offices)

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 30, 2014, Nielsen N.V. (the “Company”) and entities affiliated with Thomas H. Lee Partners, L.P. (collectively “THL”) entered into an amendment to the letter agreement dated August 14, 2013 by and among the Company and THL. The amendment eliminates Section 1 of the letter agreement, which relates to the right of THL to nominate one director to the Company’s Board of Directors. The remaining provisions of the letter agreement are not affected and remain in full force and effect.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2014, Ganesh Rao resigned from the Board of Directors of the Company and the Supervisory Board of The Nielsen Company B.V. (“TNC” and, together with the Company, “Nielsen”) effective immediately. On the same date, Dwight M. Barns, Nielsen’s Chief Executive Officer, and Kathryn V. Marinello were elected as members of the Board of Directors of the Company effective October 31, 2014, to serve until the next Annual Meeting of Shareholders of the Company. Ms. Marinello was also elected to serve on the Audit Committee of the Board of Directors of the Company and on the Supervisory Board of TNC and its Audit Committee effective October 31, 2014. Mr. Barns already serves on TNC’s Executive Board.

Ms. Marinello has been a member of the Board of Directors of General Motors Company since July 2009 and a member of the Board of Directors of AB Volvo since April 2014. She was also a member of the Board of Directors of General Motors Corporation from 2007 to 2009. In March 2014, Ms. Marinello rejoined Ares Management LLC, a global asset manager, as Senior Advisor. She had been Chairman and Chief Executive Officer of Stream Global Services, Inc., a global business process outsource service provider specializing in customer relationship management for Fortune 1,000 companies, from August 2010 through March 2014. Ms. Marinello served as senior advisor and consultant at Providence Equity Partners LLC, a private equity firm, and Ares Management LLC from June to August 2010. She served as Chairman and Chief Executive Officer of Ceridian Corporation, a human resources outsourcing company, from December 2007 to January 2010; and President and Chief Executive Officer from 2006 to 2007. Prior to joining Ceridian, Ms. Marinello spent 10 years at General Electric Company (“GE”), and served in a variety of senior roles, including President and Chief Executive Officer of GE Fleet Services, a division of GE, from 2002 to 2006.

As a member of the Boards of Directors of Nielsen, Ms. Marinello will receive an annual retainer of $80,000 and an annual grant of deferred stock units having a value of $135,000 as of the date of grant to be pro-rated for the first partial year of service, which DSUs will vest in four substantially equal quarterly installments. Because of his affiliation with Nielsen, Mr. Barns will not receive any additional compensation as a member of the Boards of Directors of Nielsen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 31, 2014

NIELSEN N.V. THE NIELSEN COMPANY B.V.

By:	/s/ James W. Cuminale
Name:	James W. Cuminale
Title:	Chief Legal Officer